      As filed with the Securities and Exchange Commission on June 29, 2000
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                                  VIASAT, INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                 33-0174996
     (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)                Identification No.)

                            -----------------------

                               6155 EL CAMINO REAL
                           CARLSBAD, CALIFORNIA 92009
                                 (760) 476-2200
               (Address of principal executive offices, including
                         zip code, and telephone number)

                  THE VIASAT, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                            -----------------------

                                   Copies to:

            MARK D. DANKBERG                     THOMAS A. EDWARDS, ESQ.
         CHAIRMAN, PRESIDENT AND                    LATHAM & WATKINS
         CHIEF EXECUTIVE OFFICER               701 "B" STREET, SUITE 2100
           6155 EL CAMINO REAL                 SAN DIEGO, CALIFORNIA 92101
       CARLSBAD, CALIFORNIA 92009                    (619) 236-1234
             (760) 476-2200
   (Name, address, including zip code,
     and telephone number, including
    area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                           Amount            Proposed Maximum     Proposed Maximum         Amount of
            Title of Securities             to be             Offering Price     Aggregate Offering      Registration
              to be Registered          Registered(1)          Per Share(2)            Price                  Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value             250,000                $46.50            $11,625,000            $3,069.00
=====================================================================================================================

(1) Covers 250,000 additional shares of common stock available for issuance under The ViaSat, Inc. Employee Stock Purchase Plan (the "Purchase Plan"), pursuant to an amendment of the Purchase Plan approved by the stockholders of the Registrant on September 15, 1999. The Purchase Plan authorizes the issuance of a maximum of 500,000 shares. However, the offer and sale of 250,000 shares of common stock, which have been or may be issued under the Purchase Plan, have previously been registered pursuant to Form S-8 Registration Statement No. 333-21113.

(2) Pursuant to Rule 457(h) the Proposed Maximum Offering Price Per Share is based on the average of the high and low prices for the Registrant's common stock as reported on the Nasdaq National Market on June 23, 2000.

================================================================================

      This Registration Statement on Form S-8 registers the offer and sale of an additional 250,000 shares of common stock of ViaSat, Inc. for issuance under The ViaSat, Inc. Employee Stock Purchase Plan. In accordance with Instruction E to Form S-8, the contents of the prior Registration Statement File No. 333-21113 are hereby incorporated by reference.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      ViaSat hereby incorporates the following documents in this Registration Statement by reference:

      1. Annual Report on Form 10-K for the fiscal year ended March 31, 1999, filed with the Securities and Exchange Commission (SEC) on June 29, 1999;

      2. Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the SEC on August 13, 1999;

      3. Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed with the SEC on November 15, 1999;

      4. Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, filed with the SEC on February 14, 2000;

      5.    Current Report on Form 8-K filed with the SEC on January 19, 2000;

      6.    Current Report on Form 8-K filed with the SEC on May 8, 2000;

      7. Description of ViaSat's common stock contained in Registration Statement on Form 8-A filed with the SEC on November 20, 1996; and

      8. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in clause (1) above.

      All documents filed by ViaSat pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the SEC and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

5.1   Opinion of Latham & Watkins.

23.1  Consent of PricewaterhouseCoopers LLP.

23.2  Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1  Power of Attorney (included on signature page hereto).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 26, 2000.

                              ViaSat, Inc.

                              By: /s/ Mark D. Dankberg
                                  ----------------------------------------------
                                      Mark D. Dankberg
                                      Chairman, President and
                                        Chief Executive Officer

                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Mark D. Dankberg and Richard A. Baldridge, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature                             Title                                    Date
---------                             -----                                    ----
/s/ Mark D. Dankberg                  Chairman, President and                  June 26, 2000
---------------------------------     Chief Executive Officer
Mark D. Dankberg                      (Principal Executive Officer)

/s/ Richard A. Baldridge              Vice President, Chief Financial Officer  June 26, 2000
---------------------------------     (Principal Financial Officer and
Richard A. Baldridge                  Principal Accounting Officer)
                                      and Chief Operating Officer

/s/ James F. Bunker                   Director                                 June 26, 2000
---------------------------------
James F. Bunker

/s/ Robert W. Johnson                 Director                                 June 26, 2000
---------------------------------
Robert W. Johnson

/s/ B. Allen Lay                      Director                                 June 26, 2000
---------------------------------
B. Allen Lay

/s/ Jeffrey M. Nash                   Director                                 June 26, 2000
---------------------------------
Jeffrey M. Nash

/s/ William A. Owens                  Director                                 June 26, 2000
---------------------------------
William A. Owens

                                 EXHIBIT INDEX

EXHIBIT
-------
5.1        Opinion of Latham & Watkins.*

23.1       Consent of PricewaterhouseCoopers LLP.*

23.2       Consent of Latham & Watkins (included in Exhibit 5.1 hereto).*

24.1       Power of Attorney (included on signature page hereto).*

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* Filed herewith.